UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2006
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
     On May 9, 2006, Packeteer, Inc. (“Packeteer”), Tacit Networks, Inc. (“Tacit”) and Tacit Acquisition Corporation, a wholly-owned subsidiary of Packeteer (the “Merger Subsidiary”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”). Under the Merger Agreement, the Merger Subsidiary will be combined with Tacit (the “Merger”), with Tacit continuing after the Merger as the surviving corporation and as a wholly-owned subsidiary of Packeteer. At the effective time of the Merger, Tacit security holders will receive cash consideration of approximately $78 million, and all outstanding Tacit stock options will be converted into options to purchase Packeteer common stock.
     The consummation of the Merger is subject to a number of closing conditions, including adoption of the Merger Agreement by the stockholders of Tacit, receipt of governmental approvals and other customary closing conditions. The Merger Agreement contains customary representations, warranties and covenants.
     A press release issued by Packeteer announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description

99.1	The press release of Packeteer, Inc. dated May 9, 2006 announcing that it had signed a definitive agreement to acquire Tacit Networks.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 9, 2006

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	The press release of Packeteer, Inc. dated May 9, 2006 announcing that it had signed a definitive agreement to acquire Tacit Networks.